BYLAWS

of

TF FINANCIAL CORPORATION

ARTICLE I

Offices

The registered office of TF Financial Corporation (the “Corporation”) shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the board of directors of the Company upon filing of such notices as may be required by law, and the registered agent of the Corporation shall have a business office identical with such registered office.  The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors shall from time to time determine.

ARTICLE II

Stockholders

SECTION 1.  Place of Meetings.  All annual and special meetings of stockholders shall be held at the home office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as the board of directors may determine and as designated in the notice of such meeting.

SECTION 2.  Annual Meeting.  A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

SECTION 3.  Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time by the majority of the board of directors or the chairman of the board, and may otherwise be called only by such persons as are specifically permitted to call meetings by the Pennsylvania Business Corporation Law in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors.  The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

SECTION 5.  Notice of Meetings.  Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.  When any stockholders’ meeting, either annual or special, is adjourned and a new record date is fixed for an adjourned meeting of stockholders, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any adjourned meeting unless new business is to be transacted thereat or a new record date is fixed therefor, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders.  Such date in any case shall be not more than ninety days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7.  Voting Lists.  The officer or agent, having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8.  Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9.  Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed or authenticated by the stockholder, or such person’s duly authorized attorney-in-fact. A stockholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A telegram, telex, cablegram, datagram, e-mail, Internet communication, or other means of electronic transmission from a stockholder or attorney-in-fact, or a photographic, facsimile, or similar reproduction of a writing executed by a stockholder or attorney-in-fact may be treated as properly executed for purposes of this section and shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the stockholder for the purposes of a particular meeting or transaction.  No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

SECTION 10.  Voting.  At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him.  Unless otherwise provided in the Articles of Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

SECTION 11.  Voting of Shares in the Name of Two or More Persons. Where shares are held jointly or as tenants in common by two or more persons as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the votes cast by such person or a majority of them.  If in any case such persons are equally divided upon the manner of voting the shares held by them, the vote of such shares shall be divided equally among such persons, without prejudice to the rights of such joint owners or the beneficial owners thereof among themselves, except that, if there shall have been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreements under which such shares are held or the instrument by which the trust or estate was created or the decree of court appointing them, or of a decree of court directing the voting of such shares, the persons specified as having such voting power in the latest such document so filed, and only such persons, shall be entitled to vote such shares but only in accordance therewith.

SECTION 12.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian trustee or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13.  Judges of Election.  In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as judges of  election to act at such meeting or any adjournment thereof.  The number of judges shall be either one or three.  If the board of directors so appoints either one or three judges, that appointment shall not be altered at the meeting.  If judges of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting.  In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

Unless otherwise prescribed by the Articles of Incorporation or by applicable law, the duties of such judges shall include:  determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 14.  Nominations for Director.  The nominating committee of the board of directors shall select the management nominees for election as directors.  Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting.  Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of Article X of the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were fully set forth herein.  Any such nominations by stockholders must also be accompanied by a certification, under oath before a notary public, that the nominee meets the eligibility requirements to be a director set forth in Article III, Sections 15-18, of these Bylaws.

SECTION 15.  New Business.  Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of Article X of the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were fully set forth herein.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation’s Articles of Incorporation.

ARTICLE III

Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be under the direction of its board of directors.  The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members.  The board of directors shall designate, when present, either the chairman of the board or the president to preside at its meetings.

SECTION 2.  Number, Term and Election.  The board of directors shall consist of such number of directors, within the range established in the Corporation’s Articles of Incorporation, as shall be fixed from time to time by resolution of the board of directors. The board of directors shall be classified in accordance with the provisions of the Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were fully set forth herein.  The members of each class shall be elected for a term of three years and until their successors are elected or qualified.  Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of stockholders at which a quorum is present.  The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of fifteen.

SECTION 3.  Place of Meetings.  All annual and special meetings of the board of directors shall be held at the home office of the Corporation or at such other place within the Commonwealth of Pennsylvania as the board of directors may determine and as is designated in the notice of such meeting.

SECTION 4.  Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

SECTION 5.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman of the board or the president, or by one-third of the directors.  The persons authorized to call special meetings of the board of directors may fix any place in the Commonwealth of Pennsylvania as the place for holding any special meeting of the board of directors called by such persons.

Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

SECTION 6.  Notice of Special Meetings.  Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram, telex, courier, e-mail, facsimile, or other similar communication or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached.  Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent be telegram.  Any director may waive notice of any meeting by a writing filed with the secretary.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7.  Quorum.  A majority of the number of directors fixed by Section 2 of Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of Article III.

SECTION 8.  Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Pennsylvania.

SECTION 9.  Action Without a Meeting.  Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the secretary of the Corporation.

SECTION 10.  Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president.  Unless otherwise specified herein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

SECTION 11.  Vacancies.  Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were fully set forth herein.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office.  The term of such director shall be in accordance with the provisions of the Corporation’s Articles of Incorporation.

SECTION 12.  Removal of Directors.  Any director or the entire board of directors may be removed only for cause and then only in accordance with the provisions of the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were fully set forth herein.

SECTION 13.  Compensation.  Directors, as such, may receive a stated fee for their services.  By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.  Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION 14.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action.

SECTION 15. Residency Requirement.  Each director of the Corporation must, at all times, maintain a permanent primary residence within a 60 mile radius of the Corporation’s administrative office located at 3 Penns Trail in Newtown, Pennsylvania.

SECTION 16.  Minimum Share Requirement.  Each director of the Corporation must be a shareholder of the Corporation and own at least five thousand (5,000) shares of the Corporation’s Common Stock.

SECTION 17.   Affiliations With Other Depository Institutions.  A person is not eligible to serve as a director of the Corporation if he or she is a “management official” of another “depository institution” or “depository holding company” as those terms are defined in 12 U.S.C. § 3201.  If elected director of the Corporation, a person may not thereafter serve or agree to serve as a management official of another depository institution or depository holding company  unless and until his or her term as director of the Corporation has expired.

SECTION 18.   Eligibility Requirement.  A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a wilful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under clauses (1), (2) or (3) of this Section 18.

ARTICLE IV

Committees of the Board of Directors

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.  Each committee shall consist of one or more directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board.  Any member of any such committee may resign at any time by giving notice to the Corporation provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V

Officers

SECTION 1.  Positions.  The officers of the Corporation shall be a chief executive officer, president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer.  The board of directors may designate one or more vice presidents as executive vice president or senior vice president.  The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.  The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine.  In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3.  Removal.  Any officer may be removed by vote of the majority of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Contracts, Loans, Checks and Deposits

SECTION 1.  Contracts.  To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation’s Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII

Shares and Their Transfer

SECTION 1.  Shares.  Shares of the Corporation’s capital stock may be in certificated form or may be in book-entry, uncertificated form.

SECTION 2.  Form of Share Certificates.  All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state upon the face thereof: that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value.  Other matters in regard to the form of the certificates shall be determined by the board of directors.

Each certificate representing shares shall be signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 3.  Payment for Shares.  No share, whether certificated or uncertificated, shall be issued until such share is fully paid.

SECTION 4.  Form of Payment for Shares.  The consideration for the issuance of shares shall be paid in accordance with the provisions of Pennsylvania law.

SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  Transfer of certificated shares shall be made only on surrender for cancellation of the certificate for such shares.  The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 6.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7.  Lost Certificates.  The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 8.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

Fiscal Year; Annual Audit

The fiscal year of the Corporation shall end on the last day of December of each year.  The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX

Dividends

Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation’s outstanding capital stock.  Dividends may be paid in cash, in property or in the Corporation’s own stock.

ARTICLE X

Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

ARTICLE XI

Amendments

The Bylaws may be altered, amended or repealed or new Bylaws may be adopted in the manner set forth in the Articles of Incorporation.